Exhibit 99.4

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Patriot Glass Solutions, LLC for the six months ended June 30, 2026 and 2025

The Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Report, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our products and our ability to operate our business without infringing the intellectual property rights of others;

●	our reliance on third party distributors;

●	the initiation, timing, progress and results of any research and development programs;

●	our dependence on current and future collaborators for developing new products;

●	the rate and degree of market acceptance of our commercial products;

●	the implementation of our business model and strategic plans for our business;

●	our estimates of our expenses, losses, future revenue and capital requirements, including our needs for additional financing;

●	our reliance on third party suppliers to supply the materials and components for our products;

●	our ability to attract and retain qualified key management and technical personnel;

●	our financial performance;

●	the impact of government regulation and developments relating to our competitors or our industry; and

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed in our SEC filings.

Any forward-looking statement in this Report reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Report completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

The Current Report on Form 8-K also may contain estimates, projections and other information concerning our industry, our business and the markets for certain glass strengthening solutions and window film mounting solutions, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Report. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date hereof.

Overview

We provide quality window tint solutions for auto, home, and business owners across Texas, specializing in automotive window tinting, residential window film, and commercial window film that stop harmful UV rays from passing through its window films for reduced glare, comfortable temperatures, and lower energy bills. Patriot Glass also carries products that offer forced-entry protection and films that protect glass from scratches, graffiti, other types of vandalism, and even bullets, including C-Bond BRS, a ballistic-resistant film system.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Patriot Glass financial statements as of June 30, 2026 and for the six months ended June 30, 2026 and 2025, contained in this Current Report on Form 8/K, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

Going Concern

The Patriot Glass financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, the Company had net (loss) income of $(82,661) and $210,454 for the six months ended June 30, 2026 and 2025, respectively. Net cash provided by operations was $144,700 and $261,037 for the six months ended June 30, 2026 and 2025, respectively. Additionally, as of June 30, 2026, the Company had an accumulated deficit, members’ deficit, and working capital deficit of $728,041, $108,813 and $183,799, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. Management cannot provide assurance that the Company will ultimately achieve consistently profitable operations or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company may need to curtail its operations. The Patriot Glass financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Estimates

The following discussion and analysis of Patriot Glass financial condition and results of operations are based upon the financial statements of Patriot Glass, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to critical estimates for estimates used in the calculation of percentage of completion on uncompleted jobs, assumptions used in assessing impairment of long-term assets, and the fair value of non-cash equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the Patriot Glass financial statements.

Revenue recognition

We follow the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). This standard establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.

Revenues from contracts for the distribution and installation of window film solutions are recognized over time on the basis of the Company’s estimates of the progress towards completion of contracts using various output or input methods depending on the type of contract terms including (1) the ratio of number of labor hours spent compared to the number of estimated labor hours to complete a job, (2) using the milestone method, or (3) using a units completed method. These methods are used because management considers these to be the best available measure of progress on these contracts. We use the same method for similar types of contracts. The asset, “contract assets” represents revenues recognized in excess of amounts billed. The liability, “contract liabilities,” represents billings in excess of revenues recognized.

Product sales, consisting of the sale of rolls of window film and C-Bond Solutions, are recognized at a point in time when the product is shipped to the customer and title is transferred and are recorded net of any discounts or allowances.

Revenues from the auto window tinting are recognized upon completion of the job, which generally occurs in one day.

See Note 2 to the Patriot Glass audited and unaudited financial statements for a summary of significant accounting policies and recent accounting pronouncements.

Results of Operations

The following comparative analysis on results of operations was based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements for the six months ended June 30, 2026 and 2025, which are included elsewhere in this report on Form 8-K.

Comparison of Results of Operations for the Six Months ended June 30, 2026 and 2025

Sales

For the six months ended June 30, 2026, sales amounted to $1,037,355 as compared to $1,239,300 for the six months ended June 30, 2025, a decrease of $201,945, or 16.3%, primarily attributable to a decrease in window tint installation and services to school districts in Texas of $177,932. The Texas Education Agency (TEA) mandated that each school district and open-enrollment charter school install either entry-resistant film or fencing on ground-floor windows that would allow access, glass doors, and windows adjacent to glass doors. Additionally, we had an increase in auto window tinting recognized of $13,472, offset by a decrease in sales from the sales of C-Bond Secure multi-purpose and BRS ballistic resistant glass protection systems of $37,485.

Operating Expenses

For the six months ended June 30, 2026, operating expenses amounted to $1,095,414 as compared to $1,033,268 for the six months ended June 30, 2025, an increase of $62,146, or 6.0%. For the six months ended June 30, 2026 and 2025, operating expenses consisted of the following:

	Six Months Ended June 30,
	2026	2025
Cost of sale (excluding depreciation and amortization expense shown separately below)	$595,577	$572,857
Compensation and related benefits	172,480	256,165
Professional fees	136,116	11,201
Depreciation and amortization expense	28,512	25,243
General and administrative expenses	162,729	167,802
Total	$1,095,414	$1,033,268

Cost of sales (excluding depreciation and amortization expense)

Cost of sales is comprised primarily of cost of raw materials such as film, labor, subcontractor costs, equipment rental, and supplies. For the six months ended June 30, 2026, cost of sales (excluding depreciation and amortization expense) amounted to $595,577, or 57.4% of net sales, as compared to $572,857, or 46.2% of net sales, for the six months ended June 30, 2025, an increase of $22,720, or 4.0%. The percentage of cost of sales as a percentage of net sales fluctuates based on type of job (commercial, residential, auto or product sales).

Compensation and related benefits

For the six months ended June 30, 2026, compensation and related benefits decreased by $83,685, or 32.7%, as compared to the six months ended June 30, 2025. This decrease was primarily due to an overall decrease in executive compensation and related benefits of $15,451 and an increase in office and sales compensation and related benefits of $68,234.

Professional fees

For the six months ended June 30, 2026, professional fees increased by $124,915, or 1,115.2%, as compared to the six months ended June 30, 2025. This increase was primarily related to an increase in accounting fees of $117,960 related to fees incurred for the audit of our 2025 and 2024 financial statements and outside accounting fees, and an increase in other professional fees of $6,955.

Depreciation and amortization

For the six months ended June 30, 2026, depreciation and amortization increased by $3,269, or 13.0%, as compared to the six months ended June 30, 2025. This increase was primarily to an increase in depreciable property and equipment.

General and administrative

For the six months ended June 30, 2026, general and administrative expenses decreased by $5,073, or 3.0%, as compared to the six months ended June 30, 2025.

Income (Loss) from Operations

For the six months ended June 30, 2026 and 2025, (loss) income from operations amounted to $(58,059) and $206,032, respectively, a negative change of $264,091, or 128.2%.

Other Income (Expenses), net

For the six months ended June 30, 2026, other expenses, net amounted to $(24,602) as compared to other income, net of $4,422 for the six months ended June 30, 2025, a negative change of $29,024, or 656.3%. This change was primarily due to a decrease in interest expense of $43,331 related to an average decrease in interest-bearing debt during the period, and the recording of a gain on debt extinguishment of $72,355 related to the conversion of debt and accounts payable to Series J preferred stock during the 2025 period as compared to $0 during the 2026 period.

Net (Loss) Income

Due to factors discussed above, for the six months ended June 30, 2026 and 2025, net (loss) income amounted to $(82,661) and $210,454, respectively.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had cash of $309,762 and $192,538 as of June 30, 2026 and December 31, 2025, respectively.

Our primary uses of cash have been for fees paid for direct materials and supplies, subcontractor fees, compensation and related benefits, fees paid to third parties for professional services, and general and administrative expenses. Historically, we have received funds from the sales of products, from various financing activities such as debt financings. The following trends are reasonably likely to result in changes in our liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,

●	Addition of administrative and sales personnel needed for business growth;

●	The cost of being a public company;

●	Marketing expense for building brand;

●	Capital requirements for production capacity.

Until such time as Patriot Glass generates substantial product and service revenues to offset operational expenses, Patriot Glass expects to finance its cash needs through a combination of public and private equity offerings and debt financings. Patriot Glass may be unable to raise capital or enter into such other arrangements when needed or on favorable terms or at all. A failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on its financial condition.

Additional cash liquidity is generated from product sales. However, to date, we cannot provide any assurances that we will be profitable. We believe that the existing cash and cash equivalents of Patrit Glass will not be sufficient to fund our current operating plans.

Cash Flows

For the six months ended June 30, 2026 and 2025

The following table shows a summary of our cash flows for the six months ended June 30, 2026 and 2025.

	Six Months Ended June 30,
	2026	2025
Net cash provided by (used in) operating activities	$144,700	$261,037
Net cash used in investing activities	-	(46,446)
Net cash provided by (used in) financing activities	(27,476)	39,172
Net increase (decrease) in cash	117,224	253,763
Cash - beginning of the period	192,538	17,647
Cash - end of the period	$309,762	$271,410

Six Months Ended June 30, 2026 and 2025

Net Cash Provided by Operating Activities:

Net cash provided by operating activities was $144,700 for the six months ended June 30, 2026 as compared to $261,037 for the six months ended June 30, 2025, decrease of $116,337.

Net cash flow provided by operating activities for the six months ended June 30, 2026 primarily reflected a net loss of $82,661, which was then adjusted for the add-back of non-cash items consisting of depreciation of $28,513, and changes in operating assets and liabilities consisting primarily of a decrease in accounts receivable of $176,044, an increase in inventory of $3,237, an increase in prepaid expenses and other current assets of $50,804, a decrease in contract liabilities of $11,648, an increase in accounts payable of $58,646, an increase in accrued expenses of $30,245, and a decrease in accrued expenses – related party of $398.

Net cash flow provided by operating activities for the six months ended June 30, 2025 primarily reflected net income of $210,454, which was then adjusted for the add-back (deduction) of non-cash items primarily consisting of depreciation of $25,243, amortization of debt discount of $10,441, non-cash interest expense of $9,956, non-cash gain on debt extinguishment of $72,355, and non-cash lease costs of $783, and changes in operating assets and liabilities consisting primarily of an increase in accounts receivable of $25,967, a decrease in inventory of $636, an increase in prepaid expenses and other current assets of $2,595, a decrease in accounts payable of $16,232, a decrease in accrued expenses of $67,086, an increase in accrued expenses – related party of $44,486 and an increase in contract liabilities of $143,273.

Net Cash Provided by (Used in) Investing Activities:

Net cash used in investing activities was $0 for the six months ended June 30, 2026 as compared to net cash used in investing activities of $46,446 for the six months ended June 30, 2025.

During the six months ended June 30, 2025, we used cash for the purchase of property and equipment for $46,446.

Net Cash Provided by (Used in) Financing Activities:

Net cash used in financing activities was $(27,476) for the six months ended June 30, 2026 as compared to net cash provided by financing activities of $39,172 for the six months ended June 30, 2025.

During the six months ended June 30, 2026, we used cash for the repayment of notes payable of $9,276 and the repayment of related party advances of $18,200.

During the six months ended June 30, 2025, we received net proceeds from notes payable of $46,446, received proceeds from related party advances of $4,000 and proceeds of $140,000 from notes payable – related parties of $140,000. These proceeds were offset by the repayment of notes payable of $141,274 and the repayment of related party advances of $10,000.

Off-balance Sheet Arrangements

Patriot Glass does not have any off-balance sheet arrangements during the periods presented as defined in the rules and regulations of the SEC.